UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
February 22, 2017

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee recommended, and the independent directors of the Board of Directors of City Holding Company (the “Company”) approved, on February 22, 2017, base salary levels and equity compensation for certain of the Company’s named executive officers, including the Company’s principal executive officer and the Company’s principal financial officer as set forth below:

Name	Title	2017 Base Salary
Charles R. Hageboeck	President & CEO (Principal Executive Officer)	$589,375
David L. Bumgarner	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	$243,425
Craig G. Stilwell	Executive Vice President, Retail Banking	$376,175
John A. DeRito	Executive Vice President, Commercial Banking	$276,750
Jeffrey D. Legge	Senior Vice President, Chief Administrative Officer and Chief Information Officer	$225,000

Restricted Stock.

Restricted stock was awarded to certain of the executive officers. The recipients of the restricted stock awards may vote and receive dividends on the shares, whether vested or not, but may not sell the shares or use them for collateral for any borrowing unless and until they are vested. All of the restricted stock awards are of City Holding Company Common Stock, par value $2.50. The market price on the date of grant, February 22, 2017, was $66.32 per share.

Stock Options.

Stock options were awarded to certain of the executive officers. The exercise price of all options was the market price, $66.32, as of the date of grant, February 22, 2017. All of the options awarded are exerciseable for shares of City Holding Company Common Stock, par value $2.50 per share.

The table below sets forth the number of shares of restricted stock and shares issuable upon the exercise of stock options awarded to each of the Company’s executive officers:

Name	Title	Restricted Shares Awarded (#)	Stock Options Awarded (#)
Charles R. Hageboeck	President & CEO (Principal Executive Officer)	3,792	7,572
David L. Bumgarner	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	827	1,664
Craig G. Stilwell	Executive Vice President, Retail Banking	1,867	3,759
John A. DeRito	Executive Vice President, Commercial Banking	1,540	3,100
Jeffrey D. Legge	Senior Vice President, Chief Administrative Officer & Chief Information Officer	1,113 (1)	1,536

(1) Includes 350 shares of restricted stock that vest fully on the seventh anniversary of the grant date, subject to the performance-based requirements below. The remaining 763 shares of restricted stock awarded to Mr. Legge vest according to the time and performance-based requirements below.

The shares of restricted stock and stock options awarded will vest in three separate annual installments of approximately 33.33% per installment on the third, fourth and fifth anniversaries of the grant date, subject further to performance-based vesting requirements. The performance-based vesting requirements are as follows:

*     First Installment – the mean return on average assets of the Company (excluding merger and acquisition expenses and other nonrecurring items as determined by the Board of Directors of the Company) of the three years immediately prior to the vesting date is equal to or exceeds the median return on average assets over the 20 year period immediately preceding the vesting date of all FDIC insured depository institutions.

*    Second Installment – the mean return on average assets of the Company (excluding merger and acquisition expenses and other nonrecurring items as determined by the Board of Directors of the Company) of the four years immediately prior to the vesting date is equal to or exceeds the median return on average assets over the 20 year period immediately preceding the vesting date of all FDIC insured depository institutions.
*    Third Installment – the mean return on average assets of the Company (excluding merger and acquisition expenses and other nonrecurring items as determined by the Board of Directors of the Company) of the five years immediately prior to the vesting date is equal to or exceeds the median return on average assets over the 20 year period immediately preceding the vesting date of all FDIC insured depository institutions.

In the event the performance-based requirement is not met for any period, the shares of restricted stock and stock options scheduled to vest in such period shall be forfeited.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 27, 2017	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer